UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2013

 STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction	(Commission	((IRS Employer
of incorporation)	File Number)	Identification No.)

4470 Cox Road
Glen Allen, Virginia 23060
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 7, 2013, Star Scientific, Inc. (“we,” “our,” “us” or the “Company”) filed a preliminary proxy statement (the “Proxy Statement”) related to our 2013 Annual Meeting of stockholders (the “Annual Meeting”). Among other things, the Proxy Statement describes that, in addition to the Company’s ongoing nutraceutical and cosmetic lines of business, the Company has actively engaged in research into the potential for expansion in the area of pharmaceutical products. Our existing Board of Directors (the “Existing Board”) and senior management have discussed ways in which the Company could accelerate entry into, or otherwise take greater advantage of, the perceived growth potential in pharmaceutical product development. As described in the Proxy Statement, our management and existing Board determined to undertake significant corporate changes in order to better take advantage of the potential opportunities in the area of pharmaceutical products, including the development of products approved by the Food and Drug Administration. To implement our senior management’s and Existing Board’s determination, our Existing Board (upon the recommendation of various Board committees, as applicable) have approved various actions (referred to as the “corporate transition matters”). While our stockholders are not being asked to vote on the corporate transition matters generally, the corporate transition matters relate to certain of the items to be considered by the stockholders at the Annual Meeting, as described in the Proxy Statement.

We are filing this Current Report on Form 8-K to describe the corporate transition matters, as well as certain related arrangements, agreements and expectations.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02, as related to the proposed management changes discussed below, is incorporated by reference from Item 8.01, “Other Events,” below.

Item 8.01 Other Events.

Corporate Transition Matters

As part of the corporate transition matters, the following items have occurred or are expected to occur at the Annual Meeting or thereafter:

•	The incumbent members of our Existing Board, upon the recommendation of its Nominating Committee, nominated for election at the Annual Meeting the following five new directors: Benjamin M. Dent, Michael J. Mullan, MBBS (M.D.), PhD., Scott P. Sensenbrenner, Naomi Whittel and Thomas L. Wilson. Christopher C. Chapman, M.D., a member of our Existing Board, was also nominated by our Existing Board for election at the Annual Meeting. We sometimes refer to our Board of Directors, as comprised by these new director nominees, as the “New Board.” As described in the Proxy Statement, in determining to nominate the members of the New Board, our Existing Board sought to nominate persons with the appropriate skills, backgrounds and experiences that are well suited for the Company’s shift in focus on the development of pharmaceutical products as well as the expansion of our nutraceutical and cosmetic lines of business. These nominees were brought to the attention of our Nominating Committee and Existing Board through discussions among members of our management, potential new management and our Existing Board.

•	Our Existing Board, upon the recommendation of its Nominating Committee, did not nominate any of the members of our Existing Board for election at the Annual Meeting, with the exception of Dr. Chapman. Therefore, the following members of our Existing Board will no longer serve as directors of the Company following the Annual Meeting: Neil L. Chayet, Ralph B. Everett, Burton J. Haynes, Paul L. Perito and Jonnie R. Williams, Sr. Our Existing Board has determined that Drs. Mullan and Chapman, if elected, will be nonindependent management directors, and that Messrs. Dent, Sensenbrenner and Wilson and Ms. Whittel will each, if elected, be independent directors.

•	Promptly following the Annual Meeting and effective only upon the election of the New Board, Mr. Williams will resign as our Chief Executive Officer and Mr. Perito will resign as our President and Chief Operating Officer. Effective upon these resignations, we expect that the New Board will elect Dr. Mullan as our Chief Executive Officer and Dr. Chapman as our President. At this time, we do not anticipate any other changes in our senior management.

•	In connection with the management changes described above, the Existing Board approved (as discussed below) the terms of various employment and related agreements for each of Drs. Mullan and Chapman, in each case to be executed shortly after election of the New Board at the Annual Meeting.

•	Mr. Perito will continue as an officer (with the title of Vice President and Senior Counsel, Legal and Regulatory Affairs) of the Company for one year, with a primary role of managing the Company’s ongoing litigation, overseeing significant legal matters and assisting Drs. Mullan and Chapman as requested during the transition period and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $500,000).

•	Mr. Williams will continue as a non-executive employee of the Company for one year, with responsibilities including assisting in patent prosecutions, new product development efforts and other responsibilities as designated by Dr. Mullan or Dr. Chapman, and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $1.00 per month).

•	If approved at the Annual Meeting, we intend to change the name of our Company to “Rock Creek Pharmaceuticals, Inc.” and will also change the name of our subsidiary that currently operates under that name.

•	Following the Annual Meeting, the Company will look to consolidate a number of its current offices so as to better coordinate its operations and activities. Given the fact that Dr. Mullan and several of our nominees for directors are located in Florida, and that we have previously partnered with the Roskamp Institute on research projects, we intend to focus at least a portion of our ongoing activities in the Sarasota, Florida area, including some of our administrative and research functions.

In determining that the corporate transition matters are in the best interest of our Company and our stockholders, our Existing Board reviewed a significant amount of information, consulted with our management (and our potential new members of management) and considered our short term and long term interests.  For a discussion of these factors, we refer you to the Proxy Statement under the caption “Background to the Corporate Transition Matters.”

Arrangements with Drs. Mullan and Chapman

As part of the corporate transition matters, we intend to enter into compensation arrangements with Drs. Chapman and Mullan. The terms of these arrangements (which have been set forth in executed terms sheets between the Company and Drs. Chapman and Mullan, each dated as of November 6, 2013) have been reviewed, considered and approved by the Compensation Committee, as well as our Board of Directors (except Dr. Chapman as related to his own compensation), and are expected to be executed promptly following the Annual Meeting. Certain of the terms of these arrangements are summarized below:

Dr. Mullan. If elected at the Annual Meeting, Dr. Mullan will become a nonindependent director of the Company. It is expected that, promptly following the Annual Meeting, the New Board will elect him as Chairman and Chief Executive Officer of the Company. In connection with his election as Chairman and Chief Executive Officer, Dr. Mullan is expected to execute an employment contract (the date of such execution, referred to as the “effective date”) with the Company that will include, among others, the following terms and conditions:

•	A term of two years, subject to automatic one-year renewals unless either party provides six (6) months prior written notice;

•	Dr. Mullan will be permitted to continue with his business activities outside of his duties with our Company, but he will be required to spend substantially all of his work-related time on Company business;

•	A base salary of $600,000 for 2014 and $750,000 for 2015 (or such higher amount as may be approved by the New Board);

•	A cash bonus opportunity to receive $150,000, payable if certain products become available for sale by the Company within a specified period of time;

•	Two grants totaling 6,000,000 stock options to purchase our common stock, with 1,000,000 options being immediately vested and exercisable, and the remaining 5,000,000 options to vest over various periods of time depending upon certain performance goals being met or exceeded (the performance goals generally relate to the submission of IND filings, and commencement of trials with respect to such INDs, and Company operational and financial metrics);

•	An incentive opportunity to receive a separate payment in the amount of $2.5 million, depending upon certain performance goals (the same goals as discussed above) being met or exceeded, such payment to be settled in fully vested common stock of the Company;

•	Among other things, upon a change of control of our Company, Dr. Mullan would be entitled to receive a lump-sum payment of $2.5 million, and all of his then-outstanding equity awards would become fully vested and accelerate; upon a termination of Dr. Mullan’s employment without cause or with good reason, Dr. Mullan would be entitled to his salary and benefits for the remainder of his employment term, and all of his equity awards would be retained by him with the possibility of vesting depending on whether certain performance goals (the same goals as discussed above) are met or exceeded; upon a termination of Dr. Mullan’s employment for death or disability, Dr. Mullan would be entitled to continued salary and benefits that would have been payable during the one year period immediately following death or disability and all of his then-outstanding equity awards would become fully vested and accelerate;

•	Dr. Mullan will be entitled to other benefits and perquisites (including an automobile allowance) made available to similarly-situated officers; and

•	A life insurance policy in the amount of $10 million.

Dr. Mullan is a global leader in the medical, pharmaceuticals and research fields. Until October 2013, Dr. Mullan served as Chief Executive Officer and President of The Roskamp Institute, Inc., or Roskamp Institute, and currently serves as Chief Executive Officer of the Roskamp Institute and of Archer Pharmaceuticals, Inc., and President of Sci-Brain. Dr. Mullan has served in numerous directorship positions for medical research organizations, including the Roskamp Institute from 2003 to 2011, Roskamp Institute for Research of Alzheimers Disease and related Neuropsychiatric Disorders from 1998 to 2003 and the Memory Disorder Clinic from 1998 to 2003. Dr. Mullan taught as a professor of medicine in neuroscience, psychiatry and pathology at the University of South Florida from 1995 to 2003. Dr. Mullan has authored or co-authored more than 200 articles on an array of medical topics, including the treatment of Alzheimer’s disease. Dr. Mullan received his medical degree, MBBS (M.D.) and Ph.D. in Molecular Genetics from London University.

The Roskamp Institute is a private medical research organization in Sarasota, Florida whose stated purpose is understanding causes of and finding cures for neuropsychiatric and neurodegenerative disorders and addictions. In 2010 and 2011, respectively, Robert G. Roskamp, the founder of the Roskamp Institute, purchased from us for cash, (i) 769,230 shares of our common stock and warrants to purchase an additional 769, 230 shares at an exercise price of $1.50 per share, and (ii) 254,452 shares and warrants to purchase an additional 254,452 shares at an exercise price of $4.00 per share. We have entered into a Research and Royalty Agreement with an affiliate of the Roskamp Institute pursuant to which we pay royalties of 5% of Anatabloc® sales to this affiliate (such royalties being equal to $301 thousand during 2012 and $342 thousand through the first nine months of 2013).

Dr. Chapman. If elected at the Annual Meeting, Dr. Chapman will become a nonindependent director of the Company. It is expected that, promptly following the Annual Meeting, the New Board will elect him as President of the Company. In connection with his election as President, Dr. Chapman is expected to execute an employment contract with the Company that will include, among others, the following terms and conditions:

•	A term of two years, subject to automatic one-year renewals unless either party provides six (6) months prior written notice;

•	Dr. Chapman will be permitted to continue his work with Chapman Pharmaceutical Consulting and Chapman Pharmaceutical Health Foundation, but will be required to devote a substantial portion of his time on Company business;

•	A base salary of $300,000 for 2014 and $375,000 for 2015 (or such higher amount as may be approved by the New Board);

•	A cash bonus opportunity to receive $75,000, payable if certain products become available for sale by the Company within a specified period of time;

•	A grant of 3,000,000 stock options to purchase our common stock, with 500,000 options being immediately vested and exercisable, and the remaining 2,500,000 options to vest over various periods of time depending upon certain performance goals being met or exceeded (these performance goals generally relate to the submission of IND filings, and commencement of trials with respect to such INDs, and Company operational and financial metrics);

•	An incentive opportunity to receive a separate payment in the amount of $1.25 million depending upon certain performance goals (the same goals as discussed above) being met or exceeded, such payment to be settled in fully vested common stock of the Company;

•	Among other things, upon a change of control of our Company, Dr. Chapman would be entitled to receive a lump-sum payment of $2.5 million, and all of his then-outstanding equity awards would become fully vested and accelerate; upon a termination of Dr. Chapman’s employment without cause or with good reason, Dr. Chapman would be entitled to his salary and benefits for the remainder of his employment term, and all of his equity awards would be retained by him with the possibility of vesting depending on whether certain performance goals (the same goals as discussed above) are met or exceeded; upon a termination of Dr. Chapman’s employment for death or disability Dr. Chapman would be entitled to continued salary and benefits that would have been payable during the one year period immediately following death or disability, and all of his then-outstanding equity awards would become fully vested and accelerate;

•	Dr. Chapman would be entitled to other benefits and perquisites (including an automobile allowance) made available to similarly-situated officers; and

•	A life insurance policy in the amount of $5 million.

Dr. Chapman has served as a member of our Board of Directors since September 2005. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, D.C.

Expected Ongoing Roles of Messrs. Williams and Perito

If Dr. Mullan is elected as a director of the Company and subsequently elected Chief Executive Officer by the New Board, Mr. Williams will resign as our Chief Executive Officer, and he will no longer serve as either a director or officer of the Company.  Mr. Williams will continue as a non-executive employee of the Company for one year, with responsibilities including assisting in patent prosecutions, new product development efforts and other responsibilities as designated by Drs. Mullan and Chapman, and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $1.00 per month).

Likewise, if Dr. Chapman is elected as a director of the Company and subsequently elected President by the New Board, Mr. Perito will resign as our President and Chief Operating Officer, and he will no longer serve in that capacity nor as a director of the Company.  Mr. Perito will continue as an officer (with the title of Vice President and Senior Counsel, Legal and Regulatory Affairs) of the Company for one year, with a primary role of managing the Company’s ongoing litigation, overseeing significant legal matters and assisting Drs. Mullan and Chapman as requested during the transition period and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $500,000).

* * *

Forward-Looking Statements

The discussion in this Current Report on Form 8-K includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with corporate transition matters, including whether the matters described in the Proxy Statement will be approved by our stockholders, the terms and conditions of the arrangements with Drs. Mullan and Chapman and their elections as directors and officers of the Company, and the expected roles of Messrs. Williams and Perito following the implementation of the corporate transition matters. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: November 8, 2013

By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer